UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2010 (July 28, 2010)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 28, 2010, the Audit Committee of the Board of Directors of Gastar Exploration Ltd (the “Company”), in consultation with the Company’s management, concluded that the Company’s Condensed Consolidated Balance Sheet and Statement of Operations as of and for the three months ended March 31, 2010 included in the Company’s previously issued unaudited condensed consolidated financial statements and included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 (the “Quarterly Report”) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2010, should no longer be relied upon due to an accounting error (described below) and that action should be taken to prevent future reliance.

The error was related to the presentation of commodity derivative assets and unrealized natural gas hedge gain for the period ended March 31, 2010 within the Company’s Condensed Consolidated Balance Sheet and Statement of Operations. The commodity derivative premium payables were inappropriately netted with the receivables from commodity derivative contracts resulting in an incorrect marked to market value for commodity derivative assets and understated unrealized natural gas hedge gain for the period. As a result, the current receivables from commodity derivative contracts, the long-term receivables from commodity derivative contracts and the unrealized natural gas hedge gain were understated by $1.9 million, $7.5 million and $9.4 million, respectively, and total equity was understated by $9.4 million for the three months ended March 31, 2010.

The Company’s Audit Committee and management conducted a review of the Company’s accounting treatment of the matters relating to the restatement and it was concluded that the error described above existed and required correction through the filing of this Current Report on Form 8-K and an amendment to the Quarterly Report. Simultaneous with the filing of this Current Report, the Company filed Amendment No. 1 on Form 10-Q/A to the Quarterly Report to restate its financial statements and related disclosures included therein and otherwise reflect the adjustments described above. The adjustments have no impact on the Company’s net cash provided by operating activities or on any other aspect of the Company’s business, nor will it impact any of the Company’s previously issued financial statements other than as identified herein.

The following tables display the Company’s as adjusted Condensed Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows for March 31, 2010 as if the Company had included the appropriate adjustments to the commodity derivative assets and the unrealized natural gas hedge gain:

Condensed Consolidated Balance Sheet

	As of March 31, 2010
	As Reported	Adjustment	Restated
		(in thousands)
CURRENT ASSETS:
Receivables from commodity derivative contracts	$8,499	$1,918	$10,417
Total current assets	104,757	1,918	106,675

OTHER ASSETS:
Receivables from commodity derivative contracts	$4,564	$7,448	$12,012
Total other assets	5,382	7,448	12,830
TOTAL ASSETS	$284,259	$9,366	$293,625

SHAREHOLDERS’ EQUITY:
Accumulated deficit	$(119,668)	$9,366	$(110,302)
Total shareholders’ equity	165,642	9,366	175,008

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$284,259	$9,366	$293,625

Condensed Consolidated Statement of Operations

	For the Three Months Ended March 31, 2010
	As Reported	Adjustment	Restated
	(in thousands, except per share data)
REVENUES:
Unrealized natural gas hedge gain (loss)	$12	$9,366	$9,378
Total revenues	6,770	9,366	16,136
INCOME (LOSS) FROM OPERATIONS	$(2,003)	$9,366	$7,363
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	$(822)	$9,366	$8,544
NET INCOME (LOSS)	$27	$9,366	$9,393
NET INCOME (LOSS) PER SHARE:
Basic	$0.00	$0.19	$0.19
Diluted	$0.00	$0.19	$0.19

Condensed Consolidated Statement of Cash Flows

	For the Three Months Ended March 31, 2010
	As Reported	Adjustment	Restated
		(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$27	$9,366	$9,393
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized natural gas hedge (gain) loss	$(12)	$(9,366)	$(9,378)
Net cash provided by operating activities	$7,370	$—	$7,370

The Audit Committee and authorized officers of the Company discussed this matter and conclusion with the Company’s independent auditors.

SECTION 7 – REGULATION FD

ITEM 7.01	REGULATION FD DISCLOSURE

On July 29, 2010, the Company announced that it would be restating its previously issued unaudited condensed consolidated financial statements for the period ended March 31, 2010.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or the Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Press release dated July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: July 29, 2010	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer